UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2006

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Failure to Satisfy a Continued Listing Rule or Standard.

VCampus Corporation issued the following press release today:

For Immediate Release

Contact:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

VCampus Appoints New Independent Director in Response to Additional Nasdaq Staff Determination

Reston, VA – June 9, 2006 -- VCampus Corporation (Nasdaq: VCMP) today announced that on June 5, 2006 it received an additional Nasdaq Staff Determination letter informing VCampus that it no longer had at least three independent directors serving on the audit committee, as required under Nasdaq rules for continued listing on the Nasdaq Capital Market.  The deficiency resulted from the decision by one of VCampus’ independent directors not to stand for re-election at the annual meeting of stockholders on May 25, 2006.  Effective yesterday, VCampus appointed John Birdsong to fill the vacancy on the Board and the audit committee.  VCampus has determined that Mr. Birdsong qualifies as an independent director for purposes of Nasdaq rules and believes his appointment cures the deficiency noted in the Nasdaq letter.

Mr. Birdsong is a founder of VCampus and served as its first Chief Financial Officer.  He also founded the consulting firm Centaur and is a principal and founder of High Stakes Writing, LLC.  Mr. Birdsong has also been appointed to serve on the Compensation and Nominating and Corporate Governance Committees for VCampus.

About VCampus

VCampus Corporation (NASDAQ:  VCMP), a provider of end-to-end e-learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner(TM) Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services.  With more than a decade of e-learning experience, VCampus has delivered more than 3 million courses to more than 1 million desktops/users in professional credentialing and certification organizations, associations, non-profits, corporations, government agencies and higher education institutions.  VCampus distributes a courseware library of more than 3,800 Web-based courses.  VCampus Corporation is headquartered in Reston, Virginia. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. "VCampus" and "Select Partner" are registered trademarks of VCampus Corporation.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995.  Statements contained herein that are not statements of historical fact are forward-looking.  Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," “hope,” "intend," "plan," "may," "might," "should," "will" and "would," and other forms of these words or similar words, are intended to identify forward-looking information.  You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information.  There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially.  These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) uncertainties regarding ability to achieve growth organically or otherwise and to consummate and integrate any acquisitions, including Prosoft; (5) growing competition; and (6) our ability to maintain and manage our growth.  For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, and other SEC filings.

Item 5.02  Election of Directors.

            See the copy of the press release contained in Item 3.01 of this report for disclosure of VCampus’ appointment of John Birdsong as a new independent director to its Board of Directors effective on June 8, 2006.  Mr. Birdsong will also serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: June 9, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer